Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Peapack-Gladstone Financial Corporation:

We consent to incorporation by reference in the registration statements No. 333-133591, No. 333-86986, No.  333-51187 and No.  333-53001  on Form S-8 and No. 333-157086 on Form S-3 of Peapack-Gladstone  Financial  Corporation (the  Corporation) of our report dated February 27, 2007,  with respect to the  consolidated  statements  of income,  changes in  shareholders' equity,  and cash  flows  of Peapack-Gladstone  Financial Corporation and subsidiary as of December 31, 2006, which report is incorporated by reference in the December 31, 2008 Annual Report on Form 10-K of Peapack-Gladstone Financial Corporation.

Our report referred to the Corporation’s adoption of SEC Staff Accounting Bulletin No. 108, “Quantifying the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” on January 1, 2006.

                                                                                                                               /S/ KPMG LLP

Short Hills, New Jersey
March 13, 2009

25